Consent of Independent Public Accounts As independent public accounts, we hereby consent to use of our reports dated July 24, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 to Industry Leaders Fund's Registration Statement on Form N1-A, including the references to our firm under the heading "Fincial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information. McCurdy & Associates CPA's, Inc. Westlake, Ohio October 29, 1999